Exhibit 10.13

Equity Pledge Agreement Schedule

The equity pledge agreements listed below entered into by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our material contractual arrangements are typically identical in all material respects. A copy of the English translation of the equity pledge agreement entered into by and among Jack Ma, Simon Xie, Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd. is filed as Annex A to the Exhibit 10.13.

1.	equity pledge agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders” and the “pledgors”), Taobao (China) Software Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Taobao Network Co., Ltd. on January 21, 2009, as amended on March 13, 2013, which secures the performance of the obligations of the respective VIE Shareholders under the contractual arrangements;

2.	equity pledge agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders” and the “pledgors”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE” and the “pledgee”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on March 30, 2011, which secures the performance of the obligations of the respective VIE Shareholders under the contractual arrangements and the Business Cooperation Agreement dated March 30, 2011 entered into by the WFOE and the VIE;

3.	(1) equity pledge agreement entered into by Jack Ma (the “VIE Shareholder” and the “pledgor”) and Alibaba (China) Technology Co., Ltd. (the “WFOE” and the “pledgee”) on April 5, 2012 and (2) equity pledge agreement entered into by Simon Xie (the “VIE Shareholder” and the “pledgor”) and Alibaba (China) Technology Co., Ltd. (the “WFOE” and the “pledgee”) on May 8, 2012, which secures the performance of the obligations of the respective VIE Shareholders under the Loan Agreement and their respective Pledge Agreement only;

4.	equity pledge agreements entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholder” and the “pledgors”) and Hangzhou Alimama Technology Co., Ltd. (the “WFOE” and the “pledgee”) on March 5 and March 9, 2012, respectively, which secure the performance of the obligations of the respective VIE Shareholders under the Loan Agreement and their respective Pledge Agreement only;

5.	(1) equity pledge agreement entered into by Jack Ma (the “VIE Shareholder” and the “pledgor”) and Alisoft (Shanghai) Co., Ltd. (the “WFOE” and the “pledgee”) on August 29, 2012 and (2) equity pledge agreement entered into by Simon Xie (the “VIE Shareholder” and the “pledgor”) and Alisoft (Shanghai) Co., Ltd. (the “WFOE” and the “pledgee”) on August 29, 2012, which secure the performance of the obligations of the VIE Shareholders under the Loan Agreement and their respective Pledge Agreement only.

Annex A-1

DATED JANUARY 21, 2009

JACK MA

SIMON XIE

ZHEJIANG TAOBAO NETWORK CO., LTD.

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

EQUITY PLEDGE AGREEMENT

FOR

ZHEJIANG TAOBAO NETWORK CO., LTD.

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT (this “Agreement”) is made on January 21, 2009 in Hangzhou, the People’s Republic of China (the “PRC”):

BETWEEN:

(1)	Jack Ma

Domicile:

ID Number: 330106640910009;

and

(2)	Simon Xie

Domicile:

ID Number: 330325197007164633;

(collectively the “Pledgors”)

(3)	Zhejiang Taobao Network Co., Ltd. (“Company”)

Registered Address: 2/F East, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Legal Representative: Jack Ma

(4)	Taobao (China) Software Co., Ltd. (“Pledgee”)

Registered Address: 2/F, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Legal Representative: Jack Ma

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	In accordance with the equity transfer agreement regarding the Company dated January 21, 2009 by and between Simon Xie and SUN Tongyu (“Equity Transfer Agreement”), Simon Xie will lawfully own 10% of the equity interests in the Company after the completion of the equity transfer under the Equity Transfer Agreement such that the investors will lawfully own all the equity interests in the Company (“Company Equity”) in accordance with law, their contributions to and percentages of the registered capital of the Company being as set out in Schedule 1 hereto.

(B)	In accordance with the Exclusive Call Option Agreement (“Exclusive Option Agreement”) dated January 21, 2009 by and among the Pledgee, the Pledgors and the Company, the Pledgors or the Company shall, to the extent permissible by PRC Laws, transfer, at the request of the Pledgee, all or part of their respective equity interests in the Company or all or part of the assets of the Company to the Pledgee and/or any other entity or individual designated by it.

(C)	In accordance with the Proxy Agreement (“Proxy Agreement”) dated January 21, 2009 by and among the Pledgee, the Pledgors and the Company, the Pledgors have irrevocably granted a general power of attorney to such persons as may then be appointed by the Pledgee to exercise all of their respective shareholder voting rights in the Company on behalf of the Pledgors.

(D)	In accordance with the Exclusive Service Agreement (“Service Agreement”) dated January 21, 2009 by and between the Company and the Pledgee, the Company has, on an exclusive basis, engaged the Pledgee to provide it with relevant technical services and agrees to pay relevant service fees to the Pledgee for such technical services.

(E)	In accordance with the Loan Agreement (“Loan Agreement”) dated January 21, 2009 by and between the Pledgors and the Pledgee, the Pledgee is entitled to a claim of Renminbi Ten Million (RMB10,000,000) against the Pledgors.

(F)	As a guarantee for the performance by the Pledgors of their Contractual Obligations (as defined below) and their satisfaction of the Secured Indebtedness (as defined below), the Pledgors intend to pledge all of their equity interests in the Company to the Pledgee and create first ranking rights of pledge in favor of the Pledgee; and the Company has agreed to such equity pledge arrangement.

NOW, THEREFORE, upon mutual discussions, the Parties agree as follows:

1.	DEFINITIONS

1.1.	Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations” means all of the Pledgors’ contractual obligations under the Loan Agreement, the Exclusive Option Agreement and the Proxy Agreement; all of the Company’s contractual obligations under the Exclusive Option Agreement, the Proxy Agreement and the Service Agreement; and all of the Pledgors’ contractual obligations under this Agreement.

“Secured Indebtedness” means any and all direct, indirect or consequential losses and loss of projectable benefits as may be suffered by the Pledgee as a result of any Event of Default (as defined below) of the Pledgors and/or the Company (the amounts of such losses shall be determined by the Pledgee at its absolute discretion and shall be absolutely binding upon the Pledgors); and all costs as may be incurred by the Pledgee in connection with its enforcement of the performance of the Contractual Obligations against the Pledgors and/or the Company.

“Transaction Agreements” means the Exclusive Option Agreement, the Proxy Agreement, the Service Agreement and the Loan Agreement.

“Event of Default” means a breach by any Pledgor of any of its Contractual Obligations under the Exclusive Option Agreement, the Proxy Agreement, the Loan Agreement and/or this Agreement, and a breach by the Company of any of its Contractual Obligations under the Proxy Agreement, the Service Agreement and the Exclusive Option Agreement.

“Pledged Equity” means all of the Pledgors’ equity interests in the Company as lawfully owned by the Pledgors as of the effectiveness hereof and pledged hereunder to the Pledgee as security for the Pledgors’ and the Company’s performance of their respective Contractual Obligations (the specific equity interests pledged by each of the Pledgors being as set out in Schedule 1 hereto) and any increased capital contribution and any dividend under Sections 2.6 and 2.7 hereof.

“PRC Laws” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2.	In this Agreement, any reference to any PRC Law shall be deemed to include (i) a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and (ii) a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3.	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

2.	Equity Pledge

2.1.	The Pledgors hereby agree to pledge, in accordance with the terms hereof, their lawfully owned and rightfully disposable Pledged Equity to the Pledgee as security for the repayment of the Secured Indebtedness. The Company hereby agrees for the Pledgors to so pledge the Pledged Equity to the Pledgee in accordance with the terms hereof.

2.2.	The Pledgors covenant that they will assume the responsibility of recording the equity pledge arrangement (“Equity Pledge”) hereunder in the shareholders’ register of the Company as of the effectiveness of the equity transfer prescribed in the Equity Transfer Agreement and of registering the Equity Pledge with the industry and commerce registration authority having jurisdiction over the Company. The Company covenants that it will use its best efforts to cooperate with the Pledgors in relation to the completion of the industry and commerce registration as mentioned in this Section.

2.3.	During the term hereof, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Equity and the Pledgors shall have no right to seek any form of recourse or bring any claims against the Pledgee in connection therewith, except where such diminution arises out of any willful conduct of the Pledgee or out of its material omission having immediate causal link with such result.

2.4.	Subject to Section 2.3 above, if the Pledged Equity is likely to suffer such a manifest value diminution as to impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity on behalf of the Pledgors and may, as agreed with the Pledgors, apply the proceeds from such auction or sale towards early full satisfaction of the Secured Indebtedness, or deposit (entirely at the cost of the Pledgee) such proceeds with a notary organ of the place of the Pledgee.

2.5.	Upon occurrence of any Event of Default of the Company or any Pledgor, the Pledgee shall be entitled to dispose of the Pledged Equity in such manner as prescribed in Section 4 hereof.

2.6.	The Pledgors may not increase the capital of the Company except with prior consent of the Pledgee. Any increase in the capital contributed by the Pledgors to the registered capital of the Company as a result of any capital increase shall equally become part of the Pledged Equity.

2.7.	The Pledgors may not receive any dividend or bonus in respect of the Pledged Equity except with prior consent of the Pledgee. Any dividend or bonus received by the Pledgors in respect of the Pledged Equity shall be deposited into an account designated by the Pledgee.

2.8.	Upon occurrence of an Event of Default of the Company or any Pledgor, the Pledgee shall be entitled to dispose of any Pledged Equity of any Pledgor in accordance with the terms hereof.

3.	Release of Pledge

3.1.	Upon full and complete performance by the Pledgors and the Company of all of their Contractual Obligations, the Pledgee shall, at the request of the Pledgors, release the Equity Pledge hereunder and cooperate with the Pledgors in relation to both the deregistration of the Equity Pledge in the shareholders’ register of the Company and the deregistration of the Equity Pledge with the relevant industry and commerce administration; reasonable costs arising out of such release of Equity Pledge shall be borne by the Pledgee.

4.	Disposal of Pledged Equity

4.1.	The Pledgors, the Company and the Pledgee hereby agree that upon occurrence of any Event of Default, the Pledgee shall be entitled to exercise, upon written notice to the Pledgors, all of the remedies, rights and powers available to it under PRC Laws, the Transaction Agreements and this Agreement, including without limitation the right to auction or sell the Pledged Equity for prior satisfaction of claims. The Pledgee shall not be held liable for any losses resultant from its reasonable exercise of such rights and powers.

4.2.	The Pledgee shall be entitled to appoint, in writing, its counsels or other agents to exercise any and all of its foregoing rights and powers and neither the Pledgors nor the Company shall object thereto.

4.3.	The Pledgee shall have the right to fully deduct all reasonable costs incurred by it in connection with its exercise of any or all of its foregoing rights and powers from the proceeds obtained as a result of its such exercise of rights and powers.

4.4.	The proceeds obtained as a result of the exercise by the Pledgee of its rights and powers shall be applied in the following order of precedence:

(i)	towards payment of all costs arising out of the disposal of the Pledged Equity and the exercise by the Pledgee of its rights and powers (including fees paid to its counsels and agents);

(ii)	towards payment of the taxes payable in connection with the disposal of the Pledged Equity; and

(iii)	towards repayment of the Secured Indebtedness to the Pledgee;

and any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledgors or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ of the place of the Pledgee (any costs rising out of such deposit shall be borne by the Pledgee).

4.5.	The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to auction or sell the Pledged Equity.

5.	Costs and Expenses

5.1.	Any and all actual costs and expenses arising in connection with the creation of the Equity Pledge hereunder, including without limitation the stamp duty and any other taxes and all legal costs, shall be borne by the Parties severally.

6.	Continuing Guarantee and Non-Waiver

6.1.	The Equity Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness. Neither any waiver or grace granted by the Pledgee with respect to any breach of the Pledgors nor any delay of the Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the right of the Pledgee under this Agreement, relevant PRC Laws and the Transaction Agreements to require at any time thereafter the Pledgors to strictly perform the Transaction Agreements and this Agreement or any right that may be available to the Pledgee as a result of any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

7.	Representations and Warranties by the Pledgors

The Pledgors each represent and warrant to the Pledgee that:

7.1.	They are PRC citizens with full capacity to act; and have lawful rights and ability to enter into this Agreement and assume legal obligations hereunder;

7.2.	All reports, documents and information provided by each of them to the Pledgee prior to the effectiveness of this Agreement with respect to matters pertaining to the Pledgors or required by this Agreement are true and correct in all material respects as of the effectiveness of this Agreement;

7.3.	All reports, documents and information provided by each of them to the Pledgee subsequent to the effectiveness of this Agreement with respect to matters pertaining to each of them or required by this Agreement are true and valid in all material respects as of the time of provision of the same;

7.4.	As of the effectiveness of this Agreement, the Pledgors are the sole lawful owners of the Pledged Equity free from any ongoing dispute as to the ownership thereof; and the Pledgors have the right to dispose of the Pledged Equity or any part thereof;

7.5.	Other than the security interest created on the Pledged Equity hereunder and the rights created under the Transaction Agreements, the Pledged Equity is free from any other security interests, third party rights or interests or any other restriction;

7.6.	The Pledged Equity may be lawfully pledged and assigned, and the Pledgors have full rights and powers to pledge the Pledged Equity to the Pledgee in accordance with the terms hereof;

7.7.	Once duly executed by the Pledgors, this Agreement will constitute lawful, valid and binding obligations of the Pledgors;

7.8.	Other than the industry and commerce registration in respect of the Pledge Equity, any consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, have been obtained or are being pursued and will remain fully valid during the term of this Agreement;

7.9.	The entry into and performance by the Pledgors of this Agreement do not violate or conflict with any law applicable to the Pledgors, any agreement to which the Pledgors are a party or by which they are bound, any court judgments, any arbitral award, or any decision of any administrative authority;

7.10.	The pledge hereunder constitutes a first ranking security interest on the Pledged Equity;

7.11.	All taxes and costs payable in connection with the securing of the Pledged Equity have been paid in full by the Pledgors;

7.12.	There are no pending, or to the knowledge of the Pledgors, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Pledgors or their properties or the Pledged Equity having a material or adverse effect on the financial condition of the Pledgors or their ability to fulfill their obligations and the guarantee liability hereunder;

7.13.	The Pledgors hereby warrant to the Pledgee that the foregoing representations and warranties will remain true and correct and fully complied with under all circumstances at any time prior to full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness.

8.	Representations and Warranties by the Company

The Company hereby represents and warrants to the Pledgee that:

8.1.	It is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality; and has full and independent legal status and capacity to execute and deliver this Agreement and may sue or be sued as an independent party.

8.2.	All reports, documents and information provided by it to the Pledgee prior to the effectiveness of this Agreement with respect to matters pertaining to the Pledged Equity or required by this Agreement are true and correct in all material respects as of the effectiveness of this Agreement;

8.3.	All reports, documents and information provided by it to the Pledgee subsequent to the effectiveness of this Agreement with respect to matters pertaining to the Pledged Equity or required by this Agreement are true and valid in all material respects as of the time of provision of the same;

8.4.	Once duly executed by it, this Agreement will constitute its lawful, valid and binding obligations;

8.5.	It has full internal corporate power and authority to execute and deliver this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder;

8.6.	There are no pending, or to the knowledge of the Company, threatened, suits, legal proceedings or claims before any court or arbitral tribunal or by any governmental body or administrative authority against the Company or its assets (including without limitation the Pledged Equity) having a material or adverse effect on the financial condition of the Company or the ability of the Pledgors to fulfill their obligations and the guarantee liability hereunder;

8.7.	The Company hereby agrees to be severally and jointly liable to the Pledgee for the representations and warranties made by the Pledgors under Sections 7.4, 7.5, 7.6, 7.8 and 7.10 hereunder.

8.8.	The Company hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and fully complied with under all circumstances at any time prior to full performance of the Contractual Obligations or full satisfaction of the Secured Indebtedness.

9.	Undertakings by Pledgors

The Pledgors each undertake to the Pledgee that:

9.1.	Without prior written consent of the Pledgee, the Pledgors will not create or permit to be created any new pledge or any other security interest on the Pledged Equity and any pledge or other security interest created on all or any part of the Pledged Equity without prior written consent of the Pledgee shall be null and void;

9.2.	Without prior written notice to and prior written consent from the Pledgee, the Pledgors will not assign the Pleged Equity and all purported assignment of the Pledged Equity by the Pledgors shall be null and void; the proceeds received by the Pledgors from the assignment of the Pledged Equity shall be first applied towards early full repayment to the Pledgee of the Secured Indebtedness or shall be deposited with a third party to be agreed with the Pledgee;

9.3.	Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Pledgors’ or the Pledgee’s interest under the Transaction Agreements and this Agreement or on the Pledged Equity, the Pledgors undertake that they will notify the Pledgee in writing of the same as promptly as possible without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity;

9.4.	The Pledgors will not do or permit to be done any act or action likely to have an adverse effect on the interest of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity; the Pledgors waive their preferential right of purchase if and when the Pledgee realizes its rights of pledge;

9.5.	The Pledgors will, in accordance with the reasonable request of the Pledgee, take all steps and execute all documents (including without limitation any supplement hereto) necessary to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity as well as the exercise and realization by the Pledgee of its such rights and interests;

9.6.	Should the exercise of the rights of pledge hereunder result in an assignment of any Pledged Equity, the Pledgors undertake that they will take all measures to enable the realization of such assignment.

10.	Undertakings by Company

10.1.	The Company will use every effort to assist with the obtaining of any consents, permissions, waivers, authorizations of any third party or any approval, license or exemption from any governmental body or the completion of any registration or filing formalities with any governmental body (if required by law, except for the industry and commerce registration in respect of the Pledge Equity), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder; and will maintain the same in full force and effect during the term hereof;

10.2.	Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to create any new pledge or any other security interest on the Pledged Equity;

10.3.	Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to assign the Pledged Equity;

10.4.	Should there arise any suit, arbitration or other claims which are likely to have an adverse effect on the Company, the Pledged Equity or the Pledgee’s interest under the Transaction Agreements and this Agreement, the Company undertakes that it will notify the Pledge in writing of the same as promptly as possible without delay and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s pledge rights and interests in and to the Pledged Equity;

10.5.	The Company will not do or permit to be done any act or action likely to have an adverse effect on the interest of the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Equity;

10.6.	The Pledgors will during the first month of each calendar quarter submit to the Pledgee the financial statements of the Company for the preceding calendar quarter, including without limitation the balance sheet, the income statement and the cashflow statement.

10.7.	The Company will, in accordance with the reasonable request of the Pledgee, take all steps and execute all documents (including without limitation any supplement hereto) necessary to ensure the Pledgee’s rights and interests of pledge in and to the Pledged Equity as well as the exercise and realization by the Pledgee of its such rights and interests;

10.8.	Should the exercise of the rights of pledge hereunder result in an assignment of any Pledged Equity, the Company undertakes that it will take all measures to enable the realization of such assignment.

11.	Fundamental Changes of Circumstances

11.1.	As a supplementary agreement and without contravening other provisions of the Transaction Agreements and this Agreement, if, at any time, in the opinion of the Pledgee, as a result of any promulgation of or amendment to any PRC Laws, regulations or rules, or of any change in the interpretation or application of such laws, regulations or rules, or of any change in relevant registration procedures, the maintaining of the validity of this Agreement and/or the disposal of the Pledged Equity in the manner prescribed hereunder becomes illegal or contravenes such laws, regulations or rules, the Pledgors and the Company shall, on the Pledgee’s written instruction and in accordance with its reasonable request, immediately take any actions and/or execute any agreements or other documents so as to:

(i)	maintain the validity of this Agreement;

(ii)	facilitate the disposal of the Pledged Equity in the manner prescribed hereunder; and/or

(iii)	maintain or realize the security created or purported to be created hereunder.

12.	Effectiveness and Term of Agreement

12.1.	This Agreement shall become effective upon fulfillment of all the following conditions:

(i)	This Agreement has been duly executed by the Parties hereto;

(ii)	The equity transfer under the Equity Transfer Agreement has become effective; and

(ii)	The Equity Pledge hereunder has been recorded in the shareholders’ register of the Company in accordance with law.

The Pledgors shall provide the Pledgee with the evidence, in a form satisfactory to the Pledgee, of the aforesaid recording of the Equity Pledge in the shareholders’ register.

12.2.	The term of this Agreement shall end when the Contractual Obligations shall have been performed in full or when the Secured Indebtedness shall have been satisfied in full.

13.	Notice

13.1.	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Party.

13.2.	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery, if delivered in person; or five (5) days after posting, if delivered by mail.

14.	Miscellaneous

14.1.	The Pledgors and the Company agree that the Pledgee may, immediately upon notice to the Pledgors and the Company, assign its rights and/or obligations hereunder to any third party; and that without prior written consent of the Pledgee, neither the Pledgors nor the Company may assign their respective rights, obligations or liabilities hereunder to any third party. The successors or permitted assignees (if any) of the Pledgors and the Company shall be obligated to continue to perform the Pledgors’ and the Company’s respective obligations hereunder.

14.2.	The sum of the Secured Indebtedness determined by the Pledgee in its discretion in connection with its exercise of its rights of pledge with respect to the Pledged Equity in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Indebtedness hereunder.

14.3.	This Agreement is made in Chinese in four (4) originals, with each Party holding one (1) copy.

14.4.	The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by PRC Laws.

14.5.	Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought before the competent people’s court of Hangzhou City for adjudication.

14.6.	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

14.7.	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

14.8.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

14.9.	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

14.10.	Any amendments or supplements to this Agreement shall be made in writing and except where the Pledgee assigns its rights hereunder in accordance with Section 14.1, such amendments or supplements shall take effect only when properly signed by the Parties hereto.

14.11.	This Agreement shall be binding upon the legal assignees or successors of the Parties.

14.12.	Concurrently with the execution of this Agreement, the Pledgors shall each execute a power of attorney (“POA”) entrusting any nominee of the Pledgee to execute on its behalf in accordance with this Agreement any and all legal documents as may be required in order for the Pledgee to exercise its rights hereunder. Such POAs shall be submitted to the Pledgee for custody and may be presented by the Pledgee to relevant governmental authorities whenever necessary.

[EXECUTION PAGE FOLLOWS]

SCHEDULE 1

BASIC INFORMATION OF THE COMPANY

Company Name: Zhejiang Taobao Network Co., Ltd.

Registered Address: 2/F East, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Registered Capital: RMB10 Million (RMB10,000,000)

Shareholding Structure as of the Effectiveness of Equity Transfer:

Shareholder Name	Amount of Capital Contribution (RMB)	Shareholding Percentage
Jack Ma	9,000,000.00	90%
Simon Xie	1,000,000.00	10%

Total	10,000,000.00	100%

[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed at the place and as of the date first above written.

Jack Ma

Signature by: /s/ Jack Ma

Simon Xie

Signature by: /s/ Simon Xie

Zhejiang Taobao Network Co., Ltd.

(Company Chop)

Taobao (China) Software Co., Ltd.

(Company Chop)

SCHEDULE 2

FORM OF POWER OF ATTORNEY

I, Jack Ma, hereby irrevocably appoint             (ID No.:                    ), to act as my attorney in fact to execute all legal documents necessary or desirable for the exercise by Taobao (China) Software Co., Ltd. of its rights under the Equity Pledge Agreement for Zhejiang Taobao Network Co., Ltd. by and among Taobao (China) Software Co., Ltd., myself and Zhejiang Taobao Network Co., Ltd.

By: /s/ Jack Ma

Date: January 21, 2009

SCHEDULE 3

FORM OF POWER OF ATTORNEY

I, Simon Xie, hereby irrevocably appoint             (ID No.:                    ), to act as my attorney in fact to execute all legal documents necessary or desirable for the exercise by Taobao (China) Software Co., Ltd. of its rights under the Equity Pledge Agreement for Zhejiang Taobao Network Co., Ltd. by and among Taobao (China) Software Co., Ltd., myself and Zhejiang Taobao Network Co., Ltd..

By: /s/ Simon Xie

Date: January 21, 2009

Annex A-2

JACK MA

SIMON XIE

TAOBAO (CHINA) SOFTWARE CO., LTD.

AND

ZHEJIANG TAOBAO NETWORK CO., LTD.

SUPPLEMENTARY AGREEMENT

TO

EQUITY PLEDGE AGREEMENT

FOR

ZHEJIANG TAOBAO NETWORK CO., LTD.

DATED MARCH 13, 2013

SUPPLEMENTARY AGREEMENT TO EQUITY PLEDGE AGREEMENT

THIS SUPPLEMENTARY AGREEMENT TO EQUITY PLEDGE AGREEMENT (this “Supplementary Agreement”) is made on [            ] [    ], 2013 in Hangzhou, the People’s Republic of China (the “PRC”):

BETWEEN:

(1)	Jack Ma

Domicile:

ID Number: 330106196409100099;

and

(2)	Simon Xie

Domicile:

ID Number: 330325197007164633;

(collectively the “Pledgors”)

(3)	Zhejiang Taobao Network Co., Ltd. (“Company”)

Registered Address: 21 Fengling Road, Wuchang Sub-district, Yuhang District, Hangzhou

Legal Representative: Jack Ma

(4)	Taobao (China) Software Co., Ltd. (“Pledgee”)

Registered Address: Jingfeng Village, Wuchang Sub-district, Yuhang District, Hangzhou

Legal Representative: Jack Ma

(each a “Party”, collectively the “Parties”. Any terms not defined herein shall have the meaning ascribed to them under the Original Equity Pledge Agreement (as defined below).)

WHEREAS:

(A)	The Pledgors, the Pledgee and the Company entered into an Equity Pledge Agreement (“Original Equity Pledge Agreement”) dated January 21, 2009 pursuant to which the Pledgors pledged all of their equity interests in the Company to the Pledgee as security for the performance of the Contractual Obligations and the satisfaction of the Secured Indebtedness (each as defined in the Original Equity Pledge Agreement). In accordance with the Original Equity Pledge Agreement, on September 14, 2011, the Pledgors and the Pledgee have completed the pledge registration in respect of the 100% equity interest held by the Pledgors in the Company with the industry and commerce registration authority of the place of the Company.

(B)	In accordance with the Loan Agreement (“Loan Agreement”) dated January 21, 2009 by and between the Pledgors and the Pledgee, the Pledgee provided the Pledgors with a loan in an aggregate principal amount of Renminbi Ten Million (RMB10,000,000.00). In accordance with the Supplementary Agreement to Loan Agreement dated October 11, 2010 by and between the Pledgors and the Pledgee, the Pledgee provided the Pledgors with an additional loan in an aggregate principal amount of Renminbi Forty Million (RMB40,000,000.00); In accordance with the Supplementary Agreement II to Loan Agreement dated [ ] [ ], 2013 by and between the Pledgors and the Pledgee, the Pledgee provided the Pledgors with an additional loan in an aggregate principal amount of Renminbi Fifteen Million (RMB15,000,000.00) [(collectively the “Supplementary Agreements to Loan Agreement”). In accordance with the Supplementary Agreements to Loan Agreement, the Pledgee provided the Pledgors with additional loans in an aggregate amount of Renminbi Fifty Five Million (RMB55,000,000.00) to be used by the Pledgors to increase their investment in the Company]. As of the date hereof, the registered capital of the Company is Renminbi Sixty Five Million (RMB65,000,000.00) and the basic information of the Company is set out in the schedule hereto.

(C)	In accordance with the Original Equity Pledge Agreement, any increase in the capital contributed by the Pledgors to the registered capital of the Company as a result of any capital increase shall equally become part of the Pledged Equity.

With a view to clarifying the rights and obligations of the Pledgors and the Pledgee, on the basis of the Original Equity Pledge Agreement, the Parties hereby further agree as follows:

1.	In accordance with the Original Equity Pledge Agreement, the Pledgors and the Company hereby agree and confirm that, other than the Pledged Equity originally pledged to the Pledgee, the increased capital contribution to the registered capital of the Company as a result of capital increase in an aggregate amount of Renminbi Fifty Five Million (RMB55,000,000.00), which is lawfully owned and rightfully disposable by the Pledgors, shall be pledged to the Pledgee as Pledged Equity in accordance with the Original Equity Pledge Agreement and this Supplementary Agreement (namely, the Pledgors will pledge to the Pledgee 100% equity interests of the Company held by them) to guarantee the Pledgors’ debts owing to the Pledgee in the amount of Renminbi Sixty Five Million (RMB65,000,000.00) under the Loan Agreement and the Supplementary Agreements to Loan Agreement, the performance of the Contractual Obligations and the satisfaction of the Secured Indebtedness.

2.	The definition of the Loan Agreement under the Original Equity Pledge Agreement shall be amended as: “the loan agreement dated January 21, 2009 by and between the Pledgors and the Pledgee and any supplementary agreements thereto entered into subsequently in respect of the provision of loans to be used by the Pledgors to increase their investment in the Company”.

3.	The Pledgors and the Company covenant that they will record the equity pledge arrangement hereunder in the shareholders’ register of the Company as of even date hereof.

4.	The Pledgors and the Company covenant that they will upon the execution of this Agreement use their best efforts to apply with the industry and commerce registration authority having jurisdiction over the Company for the amendment registration in respect of the equity pledge hereunder.

5.	This Supplementary Agreement shall become effective upon fulfillment of all the following conditions:

(i) This Supplementary Agreement has been duly executed by the Parties hereto; and

(ii) The equity pledge hereunder has been recorded in the shareholders’ register of the Company in accordance with law.

The Pledgors shall provide the Pledgee with the evidence of the aforesaid recording of the equity pledge in the shareholders’ register and shall, subsequent to the effectiveness hereof and at the request of the Pledgee, provide the Pledgee with the pledge registration certificate issued by the industry and commerce administration, in each case in a form satisfactory to the Pledgee.

6.	This Supplementary Agreement effectively supplements the Original Equity Pledge Agreement. Any matter not covered herein shall be subject to the Original Equity Pledge Agreement.

7.	This Supplementary Agreement is made in Chinese in eight (8) originals, with each Party holding two (2) copies.

[EXECUTION PAGE FOLLOWS]

SCHEDULE

BASIC INFORMATION OF THE COMPANY

Company Name: Zhejiang Taobao Network Co., Ltd.

Registered Address: 21 Fengling Road, Wuchang Sub-district, Yuhang District, Hangzhou

Registered Capital: RMB Sixty Five Million (RMB65,000,000)

Latest Shareholding Structure:

Shareholder Name	Amount of Capital Contribution (RMB)	Shareholding Percentage
Jack Ma	58,500,000	90%
Simon Xie	6,500,000	10%

Total	65,000,000	100%

[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have caused this Supplementary Agreement to be executed as of the date first above written.

Jack Ma
Signature by: /s/ Jack Ma

Simon Xie
Signature by: /s/ Simon Xie

Zhejiang Taobao Network Co., Ltd.
(Company Chop)

Taobao (China) Software Co., Ltd.
(Company Chop)